UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 24, 2009 (December 18, 2009)
BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-52584	20-1132959
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

33583 Woodward Avenue, Birmingham, Michigan		48009
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (248) 723-7200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On December 18, 2009, Birmingham Bloomfield Bancshares, Inc. (the “Company”) completed the sale of $1.744 million of Series C Preferred Shares (as defined below) to the United States Department of the Treasury (the “U.S. Treasury”) under U.S. Treasury’s Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (“EESA”).
     The Company issued and sold 1,744 shares of Fixed Rate Cumulative Perpetual Preferred Stock Series C, liquidation preference of $1,000 per share (the “Series C Preferred Shares”). Cumulative dividends on the Series C Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter. The issuance of the Series C Preferred Shares was exempt from registration as a transaction by an issuer not involving any public offering under Section 4(2) of the Securities Act of 1933.
     The securities purchase agreement, dated December 18, 2009 (the “Purchase Agreement”), between the Company and the U.S. Treasury, pursuant to which the Series C Preferred Shares were sold, limits the payment of dividends on the Company’s common stock to the current quarterly cash dividend of $0.00 per share, limits the Company’s ability to repurchase its common stock, and subjects the Company to certain of the executive compensation limitations included in the EESA. Pursuant to the American Recovery and Reinvestment Act of 2009, which amended EESA, the Company may redeem the Series C Preferred Shares at any time for its aggregate liquidation amount plus any accrued and unpaid dividends without first raising additional capital in an equity offering, subject to the U.S. Treasury’s consultation with the Company’s federal regulator. You should refer to the documents incorporated herein by reference for a complete description of these limitations.
     The Purchase Agreement is an exhibit to this Report on Form 8-K. The foregoing summary of certain provisions of this document is qualified in its entirety by reference to it.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
     The information contained in response to Item 1.01 above is hereby incorporated by this reference.
ITEM 3.03 MATERIAL MODIFICATION OF THE RIGHTS OF SECURITY HOLDERS
     The information contained in response to Item 1.01 above is hereby incorporated by this reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     As a condition to the closing of the transaction, each of the Company’s Senior Executive Officers (as defined in the Purchase Agreement) executed a waiver voluntarily waiving any claim against the U.S. Treasury or the Company for any changes to their compensation or benefits, as required to comply with the regulation issued by the U.S. Treasury under the TARP Capital Purchase Program. The Senior Executive Officers also acknowledged that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the U.S. Treasury holds any securities of the Company acquired through the Capital Purchase Program. The form of waiver is an exhibit to this Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit Number

10.1	Letter Agreement dated December 18, 2009 including the Securities Purchase Agreement – Standard Terms incorporated by reference therein between the Company and the U.S. Treasury

10.2	Form of Waiver of Senior Executive Officers (included as Annex C to the Securities Purchase Agreement filed as Exhibit 10.1 hereto)

10.3	Side Letter Agreement No. 1 dated December 18, 2009 between the Company and the U.S. Treasury

10.4	Side Letter Agreement No. 2 dated December 18, 2009 between the Company and the U.S. Treasury

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
Dated: December 24, 2009	By:	/s/ Robert E. Farr
Robert E. Farr
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement dated December 18, 2009 including the Securities Purchase Agreement – Standard Terms incorporated by reference therein between the Company and the U.S. Treasury

10.2	Form of Waiver of Senior Executive Officers (included as Annex C to the Securities Purchase Agreement filed as Exhibit 10.1 hereto)

10.3	Side Letter Agreement No. 1 dated December 18, 2009 between the Company and the U.S. Treasury

10.4	Side Letter Agreement No. 2 dated December 18, 2009 between the Company and the U.S. Treasury